As filed with the Securities and Exchange Commission on May 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARAVAI LIFESCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-2786970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10770 Wateridge Circle, Suite 200 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Maravai LifeSciences Holdings, Inc. 2020 Omnibus Incentive Plan

(Full title of the plan)

Kurt Oreshack

General Counsel and Secretary

10770 Wateridge Circle, Suite 200

San Diego, CA 92121

(Name and address of agent for service)

(858) 546-0004

(Telephone number, including area code, of agent for service)

Copies to:

Robert E. Goedert, P.C.

Katie J. Holahan

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, Illinois 60654

(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 50,000,000 shares of Class A common stock, $0.01 par value per share (“Common Stock”), of Maravai LifeSciences Holdings, Inc. (the “Company”), which have been authorized and reserved for issuance under the Maravai LifeSciences Holdings, Inc. 2020 Omnibus Incentive Plan (the “Plan”) and include shares of Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling, automatic share reserve increase and other terms and provisions of the Plan. In accordance with General Instruction E to Form S-8, the Company’s registration statement on Form S-8 relating to the Plan and the Maravai LifeSciences Holdings, Inc. 2020 Employee Stock Purchase Plan, previously filed with the Securities and Exchange Commission on November 23, 2020 (File No. 333-250895), is incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Maravai LifeSciences Holdings, Inc. dated November 19, 2020 (incorporated by reference to Exhibit 3.1 to Maravai LifeSciences Holdings, Inc.’s Form 8-K filed on November 25, 2020).

4.2	Amended and Restated Bylaws of Maravai LifeSciences Holdings, Inc. dated November 19, 2020 (incorporated by reference to Exhibit 3.2 to Maravai LifeSciences Holdings, Inc.’s Form 8-K filed on November 25, 2020).

4.3	Maravai LifeSciences Holdings, Inc. 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to Maravai LifeSciences Holdings, Inc.’s Registration Statement on Form S-8 filed on November 23, 2020).

5.1*	Opinion of Kirkland & Ellis LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24*	Powers of Attorney (included on the signature page to this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 12, 2025.

MARAVAI LIFESCIENCES HOLDINGS, INC.

By:	/s/ Kevin M. Herde
Name: Kevin M. Herde
Title: Chief Financial Officer

Each person whose signature appears below constitutes and appoints, jointly and severally, Kevin M. Herde and Kurt Oreshack, as his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William E. Martin, III William E. Martin, III	Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2025

/s/ Kevin M. Herde Kevin M. Herde	Chief Financial Officer (Principal Financial and Accounting Officer)	May 12, 2025

/s/ Robert Andrew Eckert Robert Andrew Eckert	Chairman of the Board	May 12, 2025

/s/ Sean Cunningham Sean Cunningham	Director	May 12, 2025

/s/ Benjamin Daverman Benjamin Daverman	Director	May 12, 2025

/s/ John DeFord John DeFord, Ph.D.	Director	May 12, 2025

/s/ Susannah Gray Susannah Gray	Director	May 12, 2025

/s/ Jessica Hopfield Jessica Hopfield, Ph.D.	Director	May 12, 2025

/s/ Gregory T. Lucier Gregory T. Lucier	Director	May 12, 2025

/s/ Luke Marker Luke Marker	Director	May 12, 2025

/s/ Constantine Mihas Constantine Mihas	Director	May 12, 2025

/s/ Murali K. Prahalad Murali K. Prahalad, Ph.D.	Director	May 12, 2025